UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2008 (October 16, 2008)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code     (717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD, TRANSFER OF LISTING.

On October 16, 2008, Rite Aid Corporation (the "Company") was notified by the New York Stock Exchange, Inc. (the "NYSE") that the average per share price of its common stock was below the NYSE's continued listing standard relating to minimum average share price.  Rule 802.01C of the NYSE's Listed Company Manual requires that a company's common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period.

In accordance with the NYSE's rules, on October 16, 2008, the Company provided written notice to the NYSE of its receipt of the notice and of its intention to effect a reverse stock split, subject to stockholder approval, to cure this deficiency.  The Company has six months from receipt of the notice to regain compliance with the NYSE's price condition, or it will be subject to suspension and delisting procedures.  Subject to the NYSE’s rules, during the six-month cure period, the Company's common stock will continue to be listed  and trade on the NYSE.  At the end of the six-month cure period, the Company will be in compliance if it has at least a $1.00 share price and has maintained a $1.00 average closing share price over the preceding 30 consecutive trading days.

ITEM 8.01.	OTHER EVENTS.

Proposed Reverse Stock Split; Special Meeting of Stockholders

On October 17, 2008, the Company issued a press release announcing that its Board of Directors has approved a reverse stock split of its common stock at one of three split ratios, 1-for-10, 1-for-15 or 1-for-20 , with the final ratio to be determined by the Board of Directors following stockholder approval. The reverse stock split would be effected, subject to stockholder approval, via an amendment to the Company's Restated Certificate of Incorporation. The Company intends to seek stockholder approval of the amendment at a special meeting of stockholders anticipated to be held in December 2008.

The reverse stock split is intended to increase the per share trading price of the Company's common stock, and make it more attractive to a broader range of institutional investors and enable the Company to regain compliance with the NYSE's price criteria for continued listing.

No fractional shares will be issued in connection with the reverse stock split.  Shares that would otherwise have resulted in fractional shares from the reverse stock split will be aggregated by the Company's transfer agent and sold in the open market. The proceeds will be allocated pro-rata to the stockholders’ respective accounts who are entitled to receive cash in lieu of fractional shares.

The Company plans to file with the SEC and make available to its stockholders a proxy statement on Schedule 14A in connection with the special meeting, and advises stockholders to read the proxy statement relating to the special meeting when it becomes available because it will contain important information.  Stockholders may obtain a free copy of the proxy statement and other documents (when available) that the company files with the SEC at the SEC’s website at www.sec.gov.  When filed, the proxy statement and these other documents may also be obtained for free from the Company by directing a request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Investor Relations, or at www.riteaid.com.

The Company's Board of Directors has preliminarily set October 28, 2008 as the record date for stockholders entitled to receive a proxy statement and vote at the special meeting. The proxy statement is subject to SEC review. The Company currently plans to complete the reverse stock in December 2008. While the Company intends to effect the reverse stock split as soon as practicable, subject to market and other customary conditions (including SEC approval), there can be no assurances that the reverse stock split will be consummated or that it will achieve its intended effects, including those described above in this Form 8-K. The Company reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable charter amendment with the Delaware Secretary of State.

A copy of the press release announcing the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1           Press Release dated October 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: October 17, 2008	By:	/s/ Robert B. Sari
		Name:	Robert B. Sari
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 17, 2008